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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                       CORPORATE ASSET BACKED CORPORATION
                   ------------------------------------------

             (Exact name of registrant as specified in its charter)

       Delaware                                              22-3281571
(State of incorporation or organization)       (IRS Employer Identification No.)

                        445 Broad Hollow Road, Suite 239,
                            Melville, New York 11747

                    (Address of principal executive offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-61522.

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To                         Name Of Each  Exchange On Which
Be So Registered                               Each Class Is to Be Registered
---------------------                          --------------------------------
CABCO Series 2002-1 Trust (AOL Time Warner        New York Stock Exchange, Inc.
Inc.) Class A-1 Callable Certificates

       Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

             The description of the CABCO Series 2002-1 Trust (AOL Time Warner Inc.) Class A-1 Callable Certificates is contained in the Prospectus, dated June 6, 2002, included in the Registrant's Registration Statement on Form S-3 (No. 333-61522) under the caption "Description of Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, dated June 14, 2002, to be filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, under the caption "Description of the Certificates," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

             The securities described herein are to be registered pursuant to
Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with
Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of the Registration Statement filed with such exchange.

             1. Amended and Restated Certificate of Incorporation of Corporate Asset Backed Corporation is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

             2. Amended and Restated By-laws of Corporate Asset Backed Corporation are set forth as Exhibit 3.2 to the Registration Statement on Form S-3 and is incorporated herein by reference.

             3. Trust Agreement, dated as of June 21, 2002, is set forth as
Exhibit 4.1 to the Current Report on Form 8-K, dated June 25, 2002, and is incorporated herein by reference.

             4. Form of CABCO Series 2002-1 (AOL Time Warner Inc.) Class A-1 Callable Certificate.





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                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             CORPORATE ASSET BACKED CORPORATION
                                             (Registrant)

Date: June 25, 2002


                                             By:/s/ Robert Vascellaro
                                                ------------------------------
                                             Name:  Robert Vascellaro
                                             Title: Vice President